Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 16, 2020

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Builders FirstSource, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-249376), filed with the United States Securities and Exchange Commission (the “Commission”) on October 8, 2020, under the Securities Act of 1933 (the “Securities Act”), as amended by Amendment No. 1 to the Registration Statement, filed with the Commission under the Securities Act on the date hereof (such Registration Statement, as so amended, and as may be further amended, the “Registration Statement”), relating to the registration of up to 96,238,249 shares (the “Registered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon consummation of the merger (the “Merger”) of Boston Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into BMC Stock Holdings, Inc., a Delaware corporation (“BMC”), pursuant to the Agreement and Plan of Merger, dated as of August 26, 2020 (the “Merger Agreement”), by and among the Company, Merger Sub, and BMC (the number of Registered Shares issued upon consummation of the Merger, the “Issued Shares”).

On the request of the Company, this opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	an executed copy of the Merger Agreement;

(c)	an executed copy of a certificate of Donald F. McAleenan, Senior Vice President, General Counsel, and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

Builders FirstSource, Inc.

November 16, 2020

(d)

a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of November 16, 2020, and certified pursuant to the Secretary’s Certificate (the “Amended and Restated Certificate of Incorporation”);

(e)

the form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation attached as Annex B to the joint proxy statement/prospectus included in the Registration Statement (the “BFS Charter Amendment”), which, subject to approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware, will amend the Amended and Restated Certificate of Incorporation and become effective prior to the issuance of the Shares;

(f)	a copy of the Company’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “Amended and Restated By-Laws”);

(g)	a copy of a certificate, dated November 16, 2020, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware; and

(h)

a copy of certain resolutions of the Board of Directors of the Company, adopted on August 26, 2020, relating to the approval of the Merger and the issuance of the Issued Shares, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate. In addition, we have assumed that the issuance of the Issued Shares will not conflict with or violate any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, as and when amended by the BFS Charter Amendment, or the Amended and Restated By-Laws).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Builders FirstSource, Inc.

November 16, 2020

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when (i) the Registration Statement has become effective under the Securities Act, (ii) the stockholders of the Company have approved the issuance of the Issued Shares pursuant to the Merger Agreement and have adopted the BFS Charter Amendment, (iii) the BFS Charter Amendment has been filed with the Secretary of State of the State of Delaware and has become effective, (iv) the Merger has been consummated in accordance with the terms of the Merger Agreement, and (v) the Issued Shares are issued and delivered in accordance with the terms of the Merger Agreement and pursuant to the Registration Statement, the Issued Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

AL